Exhibit 21 - Subsidiaries

1.         Solon Hotel LLC
           New York Limited Liability Corporation
           Authorized to do business in the State of Ohio


2.         Erie Hotel LLC
           New York Limited Liability Corporation
           Authorized to do business in the State of Pennsylvania


3.         Warwick Hotel LLC
           New York Limited Liability Corporation


4.         Essex Hotels LLC
           New York Limited Liability Corporation


5.         Essex Hotels II LLC
           New York Limited Liability Corporation